Exhibit 21.1

List of Principal Subsidiaries and the VIE and Its Subsidiaries*

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
BaiJiaYun Limited	April 22, 2021	Cayman Islands	100	Investment holding
Subsidiaries of BaiJiaYun
BaiJia Cloud Limited	May 6, 2021	Hong Kong	100	Investment holding
Beijing Baishilian Technology Co., Ltd.	September 6, 2021	PRC	100	Investment holding
Shenzhen Baishilian Technology Co., Ltd.	October 27, 2021	PRC	100	Investment holding
Nanning Baishilian Information Technology Co., Ltd.	September 13, 2021	PRC	100	Investment holding
Nanjing Baishilian Technology Co., Ltd.	January 21, 2022	PRC	100	Investment holding
Zhejiang Baijiashilian Technology Co., Ltd.	December 28, 2022	PRC	100	Investment holding
VIE
BaiJiaYun Group Co., Ltd	May 22, 2017	PRC	VIE	Provision of cloud computing services
VIE’s Subsidiaries
Nanjing Baijia Cloud Technology Co., Ltd.	June 13, 2018	PRC	100% owned by VIE	Provision of cloud computing services
Baijiayun Information Technology Co., Ltd.	June 18, 2019	PRC	51% owned by VIE before January 1, 2021, and 100% owned by VIE afterwards	Provision of cloud computing services
Guizhou Baijia Cloud Technology Co., Ltd.	April 8, 2019	PRC	100% owned by VIE	Provision of cloud computing services
Baijia Cloud Technology Co., Ltd.	October 12, 2019	PRC	70% owned by VIE before January 1, 2021, and 100% owned by VIE afterwards	Provision of cloud computing services
Beijing Baijiayun Digital Technology Co., Ltd. (formerly known as Beijing Haoyu Xingchen Cultural Communication Co., Ltd.)	June 23, 2020	PRC	100% owned by VIE	Provision of cloud computing services
Xi’an Baijiayun Information Technology Co., Ltd.	January 7, 2021	PRC	51% owned by VIE	Provision of cloud computing services
Henan Baijia Cloud Information Technology Co., Ltd.	April 13, 2021	PRC	51% owned by VIE	Provision of cloud computing services
Wuhan BaiJiaShiLian Technology Co., Ltd.	December 12, 2018	PRC	100% owned by VIE since September 15, 2021	Provision of cloud computing services
Guangxi Weifang Technology Co., Ltd.	November 3, 2021	PRC	100% owned by VIE	Provision of cloud computing services
Shanghai BaiJiaYun Technology Co., Ltd.	October 22, 2021	PRC	100% owned by VIE	Provision of cloud computing services
Beijing Deran Technology Co., Ltd	May 29, 2012	PRC	51% owned by VIE since March 24, 2022	Provision of cloud computing services
Nanjing BaiJiaYunPeng Technology Co., Ltd.	August 18, 2022	PRC	60% owned by VIE	Provision of cloud computing services
BaiJiaYun Technology Development (Shanxi) Co., Ltd.	January 4, 2023	PRC	100% owned by VIE	Provision of cloud computing services
Guangxi Hengsheng Information Technology Co., Ltd.	September 16, 2022	PRC	100% owned by VIE	Provision of cloud computing services
Zhuhai BaiJiaYun Technology Co., Ltd.	October 20, 2022	PRC	100% owned by VIE	Provision of cloud computing services
Guangxi Chuanghe Technology Co., Ltd.	August 30, 2022	PRC	100% owned by VIE	Provision of cloud computing services

*	Assuming the Fuwei Disposition has been closed.